Exhibit 99.1

NEWS	MEDIA CONTACT
Allie Bovis
FOR IMMEDIATE RELEASE	abovis@hcg.com

INVESTOR CONTACT
John D. Kelly
investor@hcg.com
Huron Announces First Quarter 2022 Financial Results and Updates 2022 Guidance
FIRST QUARTER 2022 HIGHLIGHTS AND GUIDANCE
•Revenues increased $56.8 million, or 28.0%, to $260.0 million in Q1 2022 from $203.2 million in Q1 2021.
•Net income increased $21.4 million to $26.9 million in Q1 2022 from $5.4 million in Q1 2021. Results for Q1 2022 include an unrealized gain of $19.8 million, net of tax, on the company's investment in a hospital-at-home company.
•Adjusted EBITDA(7), a non-GAAP measure, increased $5.7 million, or 34.4%, to $22.1 million in Q1 2022 from $16.5 million in Q1 2021.
•Diluted earnings per share increased $1.03 to $1.27 in Q1 2022 from $0.24 in Q1 2021.
•Adjusted diluted earnings per share(7), a non-GAAP measure that excludes the unrealized gain on the company's investment in a hospital-at-home company, increased $0.14, or 40.0%, to $0.49 in Q1 2022 from $0.35 in Q1 2021.
•Huron updates its previous earnings guidance range for full year 2022, including revenue expectations in a range of $1.00 billion to $1.05 billion.
CHICAGO - May 3, 2022 - Global professional services firm Huron (NASDAQ: HURN) today announced financial results for the first quarter ended March 31, 2022.
“Our strong first quarter results reflect the continued momentum that started in early 2021 and resulted in growth in all three of our operating segments,” said James H. Roth, chief executive officer of Huron. “Revenues grew 28% over the prior year quarter, reflective of the significant growth opportunities in each of our core industries.”
“Demand for our healthcare and education industry offerings and our digital, strategy and financial advisory capabilities remains strong, enabling us to increase our annual revenue and earnings guidance. Market conditions remain favorable for our core offerings, and we believe that we will continue to achieve strong results consistent with the outlook we described in our recent Investor Day presentation,” added Roth.
FIRST QUARTER 2022 RESULTS
Revenues increased $56.8 million, or 28.0%, to $260.0 million for the first quarter of 2022, compared to $203.2 million for the first quarter of 2021.
Net income increased $21.4 million to $26.9 million for the first quarter of 2022, compared to $5.4 million for the same quarter last year. Diluted earnings per share increased $1.03 to $1.27 for the first quarter of 2022, compared to $0.24 for the first quarter of 2021. Results for the first quarter of 2022 include an unrealized gain of $19.8 million, net of tax, related to the increase in fair value of the company's investment in a hospital-at-home company.
First quarter 2022 earnings before interest, taxes, depreciation and amortization ("EBITDA")(7) increased $32.2 million to $47.4 million, compared $15.2 million in the same prior year period.

In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended March 31,
	2022	2021
Amortization of intangible assets	$2,860	$2,399
Restructuring and other charges	$1,555	$628
Other losses	$12	$42
Transaction-related expenses	$50	$170
Unrealized gain on preferred stock investment	$(26,964)	$—
Tax effect of adjustments	$5,959	$(858)
Foreign currency transaction losses, net	$19	$403
Adjusted EBITDA(7) increased $5.7 million, or 34.4%, to $22.1 million, or 8.5% of revenues, in the first quarter of 2022, compared to $16.5 million, or 8.1% of revenues, in the same quarter last year. Adjusted net income(7) increased $2.5 million to $10.3 million, or $0.49 per diluted share, for the first quarter of 2022, compared to $7.8 million, or $0.35 per diluted share, for the same quarter in 2021.
The number of revenue-generating professionals(1) increased 29.1% to 4,023 in the first quarter of 2022 from 3,116 in the same quarter last year. The utilization rate(5) of the company's Consulting capability increased to 71.4% during the first quarter 2022, compared to 66.4% during the same period last year. The utilization rate(5) for the company's Digital capability increased to 72.4% during the first quarter 2022, compared to 71.3% during the same period last year.
OPERATING INDUSTRIES
Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges.
The company’s first quarter 2022 revenues by operating segment as a percentage of total company revenues are as follows: Healthcare (47%); Education (31%); and Commercial (22%). Financial results by operating industry are included in the attached schedules and in Huron's forthcoming Quarterly Report on Form 10-Q filing for the quarter ended March 31, 2022.
OUTLOOK FOR 2022
Based on currently available information, the company increased guidance for full year 2022 revenues before reimbursable expenses to a range of $1.00 billion to $1.05 billion. The company anticipates adjusted EBITDA as a percentage of revenues in a range of 11.25% to 12.25% and non-GAAP adjusted diluted earnings per share in a range of $3.00 to $3.40.
Management will provide a more detailed discussion of its outlook during the company's earnings conference call webcast.
FIRST QUARTER 2022 WEBCAST
The company will host a webcast to discuss its financial results today, May 3, 2022, at 5:00 p.m. Eastern Time, 4:00 p.m. Central Time. The conference call is being webcast by NASDAQ and can be accessed from Huron's website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.

USE OF NON-GAAP FINANCIAL MEASURES(7)
In evaluating the company’s financial performance and outlook, management uses EBITDA, adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income, and adjusted diluted earnings per share, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing their business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
Management has provided its outlook regarding adjusted EBITDA and adjusted diluted earnings per share, both of which are non-GAAP financial measures and exclude certain charges. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items is not provided. Management is unable to provide guidance for these reconciling items because they cannot determine their probable significance, as certain items are outside of the company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.
ABOUT HURON
Huron is a global professional services firm that collaborates with clients to put possible into practice by creating sound strategies, optimizing operations, accelerating digital transformation, and empowering businesses and their people to own their future. By embracing diverse perspectives, encouraging new ideas and challenging the status quo, we create sustainable results for the organizations we serve. Learn more at www.huronconsultinggroup.com.
Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” “goals,” “guidance,” or “outlook” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: the impact of the COVID-19 pandemic on the economy, our clients and client demand for our services, and our ability to sell and provide services, including the measures taken by governmental authorities and businesses in response to the pandemic, which may cause or contribute to other risks and uncertainties that we face; failure to achieve expected utilization rates, billing rates and the number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in Huron's Annual Report on Form 10-K for the year ended December 31, 2021 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenues and reimbursable expenses:
Revenues	$260,049	$203,213
Reimbursable expenses	4,726	1,934
Total revenues and reimbursable expenses	264,775	205,147
Operating expenses:
Direct costs (exclusive of depreciation and amortization included below)	187,247	148,115
Reimbursable expenses	4,756	2,003
Selling, general and administrative expenses	48,395	39,808
Restructuring charges	1,555	628
Depreciation and amortization	6,864	6,353
Total operating expenses	248,817	196,907
Operating income	15,958	8,240
Other income (expense), net:
Interest expense, net of interest income	(2,196)	(1,719)
Other income, net	24,365	420
Total other income (expense), net	22,169	(1,299)
Income before taxes	38,127	6,941
Income tax expense	11,275	1,536
Net income	$26,852	$5,405
Earnings per share:
Net income per basic share	$1.29	$0.25
Net income per diluted share	$1.27	$0.24
Weighted average shares used in calculating earnings per share:
Basic	20,850	21,932
Diluted	21,167	22,341
Comprehensive income (loss):
Net income	$26,852	$5,405
Foreign currency translation adjustments, net of tax	(43)	400
Unrealized loss on investment, net of tax	(2,661)	(4,648)
Unrealized gain on cash flow hedging instruments, net of tax	4,325	1,429
Other comprehensive income (loss)	1,621	(2,819)
Comprehensive income	$28,473	$2,586

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$9,748	$20,781
Receivables from clients, net	116,527	122,316
Unbilled services, net	125,791	91,285
Income tax receivable	4,997	8,071
Prepaid expenses and other current assets	17,134	15,229
Total current assets	274,197	257,682
Property and equipment, net	26,836	31,004
Deferred income taxes, net	1,791	1,804
Long-term investments	95,930	72,584
Operating lease right-of-use assets	33,737	35,311
Other non-current assets	69,764	68,191
Intangible assets, net	31,089	31,894
Goodwill	623,841	620,879
Total assets	$1,157,185	$1,119,349
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,364	$13,621
Accrued expenses and other current liabilities	19,470	22,519
Accrued payroll and related benefits	64,169	139,131
Current maturities of long-term debt	—	559
Current maturities of operating lease liabilities	10,213	10,142
Deferred revenues	21,632	19,212
Total current liabilities	127,848	205,184
Non-current liabilities:
Deferred compensation and other liabilities	40,296	43,458
Long-term debt, net of current portion	335,000	232,221
Operating lease liabilities, net of current portion	51,756	54,313
Deferred income taxes, net	20,003	12,273
Total non-current liabilities	447,055	342,265
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 23,976,090 and 24,364,814 shares issued, respectively	237	239
Treasury stock, at cost, 2,645,999 and 2,495,172 shares, respectively	(135,367)	(135,969)
Additional paid-in capital	395,103	413,794
Retained earnings	303,848	276,996
Accumulated other comprehensive income	18,461	16,840
Total stockholders’ equity	582,282	571,900
Total liabilities and stockholders’ equity	$1,157,185	$1,119,349

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net income	$26,852	$5,405
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	6,864	6,567
Non-cash lease expense	1,640	1,693
Share-based compensation	7,935	5,625
Amortization of debt discount and issuance costs	198	198
Allowances for doubtful accounts	28	—
Deferred income taxes	7,129	—
Gain on sale of property and equipment, excluding transaction costs	(1,067)	—
Change in fair value of contingent consideration liabilities	12	42
Change in fair value of preferred stock investment	(26,964)	—
Changes in operating assets and liabilities, net of acquisitions and divestiture:
(Increase) decrease in receivables from clients, net	5,791	1,178
(Increase) decrease in unbilled services, net	(35,239)	(23,086)
(Increase) decrease in current income tax receivable / payable, net	3,266	573
(Increase) decrease in other assets	1,361	327
Increase (decrease) in accounts payable and other liabilities	(7,044)	2,566
Increase (decrease) in accrued payroll and related benefits	(70,689)	(74,273)
Increase (decrease) in deferred revenues	828	(9,569)
Net cash used in operating activities	(79,099)	(82,754)
Cash flows from investing activities:
Purchases of property and equipment	(3,924)	(637)
Purchases of businesses, net of cash acquired	(2,289)	(6,000)
Capitalization of internally developed software costs	(2,060)	(1,400)
Proceeds from sale of property and equipment	4,750	—
Divestiture of business	207	—
Net cash used in investing activities	(3,316)	(8,037)
Cash flows from financing activities:
Proceeds from exercise of stock options	648	174
Shares redeemed for employee tax withholdings	(6,884)	(8,503)
Share repurchases	(24,097)	(11,454)
Proceeds from bank borrowings	150,000	89,000
Repayments of bank borrowings	(47,780)	(24,135)
Deferred payment on business acquisition	(500)	—
Net cash used in financing activities	71,387	45,082
Effect of exchange rate changes on cash	(5)	155
Net decrease in cash and cash equivalents	(11,033)	(45,554)
Cash and cash equivalents at beginning of the period	20,781	67,177
Cash and cash equivalents at end of the period	$9,748	$21,623

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended March 31,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2022	2021
Healthcare:
Revenues	$121,876	$95,975	27.0%
Operating income	$28,032	$23,827	17.6%
Segment operating income as a percentage of segment revenues	23.0%	24.8%
Education:
Revenues	$80,662	$51,342	57.1%
Operating income	$14,306	$8,537	67.6%
Segment operating income as a percentage of segment revenues	17.7%	16.6%
Commercial:
Revenues	$57,511	$55,896	2.9%
Operating income	$12,214	$9,850	24.0%
Segment operating income as a percentage of segment revenues	21.2%	17.6%
Total Huron:
Revenues	$260,049	$203,213	28.0%
Reimbursable expenses	4,726	1,934	144.4%
Total revenues and reimbursable expenses	$264,775	$205,147	29.1%

Segment operating income	$54,552	$42,214	29.2%
Items not allocated at the segment level:
Other operating expenses	33,548	28,879	16.2%
Depreciation and amortization	5,046	5,095	(1.0)%
Total operating income	15,958	8,240	93.7%
Other income (expense), net	22,169	(1,299)	N/M
Income before taxes	$38,127	$6,941	N/M
Other Operating Data:
Number of revenue-generating professionals by segment (at period end)(1)(6):
Healthcare	1,647	1,130
Education	1,231	871
Commercial (2)	1,145	1,115
Total	4,023	3,116
Revenue by capability:
Consulting and Managed Services (3)	$150,584	$122,551
Digital	109,465	80,662
Total	$260,049	$203,213
Number of revenue-generating professionals by capability (at period end)(1):
Consulting and Managed Services (4)	2,003	1,376
Digital	2,020	1,740
Total	4,023	3,116
Utilization rate by capability(5):
Consulting	71.4%	66.4%
Digital	72.4%	71.3%
(1)Consists of our full-time consultants who generate revenues based on the number of hours worked; full-time equivalents, which consists of coaches and their support staff within the Culture and Organizational excellence solution, consultants who work variable schedules as needed by clients, and full-time employees who provide software support and maintenance services to clients; and our Healthcare Managed Services employees who provide revenue cycle billing, collections insurance verification and change integrity services to clients.
(2)The majority of our revenue-generating professionals within our Commercial segment can provide services across all of our industries, including healthcare and education.
(3)Managed Services capability revenue within our Healthcare segment for the three months ended March 31, 2022 and March 31, 2021 was $13.8 million and $7.7 million, respectively.
Managed Services capability revenue within our Education segment for the three months ended March 31, 2022 and March 31, 2021 was $3.4 million and $2.2 million, respectively.
(4)The number of Managed Services revenue-generating professionals within our Healthcare segment as of March 31, 2022 and March 31, 2021 was 543 and 114, respectively.
The number of Managed Services revenue-generating professionals within our Education segment as of March 31, 2022 and March 31, 2021 was 92 and 52, respectively.
(5)Utilization rate is calculated by dividing the number of hours our billable consultants worked on client assignments during a period by the total available working hours for these billable consultants during the same period. Available hours are determined by the standard hours worked by each billable consultant, adjusted for part-time hours, and U.S. standard work weeks. Available working hours exclude local country holidays and vacation days. Utilization rates are presented for our revenue-generating professionals who primarily bill on an hourly basis. We have not presented utilization rates for our Managed Services professionals as most of the revenues generated by these employees are not billed on an hourly basis.
(6)During the first quarter of 2022, we reclassified certain Digital revenue-generating professionals within our Healthcare and Education segments to our Commercial segment as these professionals can provide services across all of our industries. This reclassification did not impact the total headcount within our Digital capability for any period. The prior period headcount has been revised for consistent presentation.
The number of revenue-generating professionals within our Healthcare segment at December 31, 2020, March 31, 2021, June 30, 2021, September 30, 2021 and December 31, 2021 were 1,117; 1,130; 1,443; 1,575; and 1,596, respectively.
The number of revenue-generating professional within our Education segment at December 31, 2020, March 31, 2021, June 30, 2021, September 30, 2021 and December 31, 2021 were 873; 871; 885; 958; and 1,050, respectively.
The number of revenue-generating professional within our Commercial segment at December 31, 2020, March 31, 2021, June 30, 2021, September 30, 2021 and December 31, 2021 were 1,059; 1,115; 1,131; 1,191; and 1,130, respectively.
N/M - Not Meaningful

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (7)
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenues	$260,049	$203,213
Net income	$26,852	$5,405
Add back:
Income tax expense	11,275	1,536
Interest expense, net of interest income	2,196	1,719
Depreciation and amortization	7,122	6,551
Earnings before interest, taxes, depreciation and amortization (EBITDA) (7)	47,445	15,211
Add back:
Restructuring and other charges	1,555	628
Other losses	12	42
Transaction-related expenses	50	170
Unrealized gain on preferred stock investment	(26,964)	—
Foreign currency transaction losses, net	19	403
Adjusted EBITDA (7)	$22,117	$16,454
Adjusted EBITDA as a percentage of revenues (7)	8.5%	8.1%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME (7)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Net income	$26,852	$5,405
Weighted average shares - diluted	21,167	22,341
Diluted earnings per share	$1.27	$0.24
Add back:
Amortization of intangible assets	2,860	2,399
Restructuring and other charges	1,555	628
Other losses	12	42
Transaction-related expenses	50	170
Unrealized gain on preferred stock investment	(26,964)	—
Tax effect of adjustments	5,959	(858)
Total adjustments, net of tax	(16,528)	2,381
Adjusted net income (7)	$10,324	$7,786
Adjusted weighted average shares - diluted	21,167	22,341
Adjusted diluted earnings per share (7)	$0.49	$0.35

(7)    In evaluating the company’s financial performance and outlook, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income, and adjusted diluted earnings per share, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the company's business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.